Exhibit 99.6

VMTP Purchase Agreement
AllianceBernstein National Municipal Income Fund, Inc.
as Issuer

and
Banc of America Preferred Funding Corporation
as a Purchaser

and
Blue Ridge Investments, L.L.C.
as a Purchaser

December 19, 2018

	CONTENTS
SECTION		PAGE

ARTICLE I DEFINITIONS		1
1.1	Incorporation of Certain Definitions by Reference and Interpretation	6
ARTICLE II EXCHANGE; CANCELLATION OF VTMP SHARES; EXPENSES; ADDITIONAL FEE		7
2.1	Purchase and transfer of 2018 VMTP Shares	6
2.2	Fees	8
2.3	Operating Expenses	9
2.4	Additional Fee for Failture to Comply with Reporting Requirement or Registration Rights Failure	9

ARTICLE III CONDITIONS TO EFFECTIVE DATE		10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ISSUER		11
4.1	Existence	11
4.2	Authorization; Contravention	11
4.3	Binding Effect	11
4.4	Financial Information	11
4.5	Litigation	12
4.6	Consents	12
4.7	Incorporation of Additional Representations and Warranties	12
4.8	Complete and Correct Information	12
4.9	Information Statement	13
4.10	1940 Act Registration	13
4.11	Effective Leverage Ratio; Asset Coverage	13
4.12	Credit Quality	13
4.13	Due Diligence	13
4.14	Certain Fees	14
4.15	Eligibility Assets	14
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		14
5.1	Existence	14
5.2	Authorization; Contravention	14
5.3	Binding Effect	14
5.4	Restricted Securities; Own Account	15
5.5	Litigation	15
5.6	Consents	15
5.7	Purchaser Status	15
5.8	Certain Transactions	15
5.9	Certain Fees	16
5.10	Experience of Purchaser	16
5.11	Due Diligence	16
ARTICLE VII COVENANTS OF THE ISSUER		16
6.1	Information	16
6.2	No Amendment or Certain Other Actions Without Consent of the Purchasers	19
6.3	Maintenance of Existence	19
6.4	Tax Status of the Issuer	19
6.5	Payment Obligations	19
6.6	Compliance With Law	19
6.7	Maintenance of Approvals: Filings, Etc.	20
6.8	Inspection Rights	20
6.9	Litigation, Etc.	20
6.10	1940 Act Registration	20
6.11	Credit Quality	20
6.12	Maintenance of Effective Leverage Ratio	21
6.13	Redemption and Paying Agent	21
6.14	Cooperation in the Sale of the 2018 VMTP Shares	21
6.15	Use of Proceeds	22
6.16	Securities Depository	22
6.17	Future Agreements	22
6.18	Eligible Assets	22
ARTICLE VII MISCELLANEOUS		22
7.1	Notices	22
7.2	No Waivers	24
7.3	Expenses and Indemnification	24
7.4	Amendments and Waivers	27
7.5	Successors and Assign	27
7.6	Term of this Agreement	27
7.7	Governing Law	27
7.8	Waiver of Jury Trial	28
7.9	Counterparts	28
7.10	Beneficiaries	28
7.11	Entire Agreement	28
7.12	Relationship to the Articles Supplementary	28
7.13	Confidentiality	28
7.14	Severability	29
7.15	Consent Rights of the Majority Participants to Certain Actions	29
SCHEDULE 1		Schedule 1-1
SCHEDULE 2		Schedule 2-1
EXHIBIT A	FORMS OF OPINIONS OF COUNSEL FOR THE ISSUER	A-1
EXHIBIT A-1	FORM OF CORPORATE AND 1940 ACT OPINION	A-1-1
EXHIBIT A-2	FORM OF TAX OPINION	A-2-1
EXHIBIT A-3	FORM OF LOCAL COUNSEL OPINION	A-3-1
EXHIBIT A-4	FORM OF NEGATIVE ASSURANCE LETTER	A-4-1
EXHIBIT B	ELIGIBLE ASSETS	B-1
EXHIBIT C	TRANSFEREE CERTIFICATE	C-1
EXHIBIT D	INFORMATION TO BE PROVIDED BY THE ISSUER	D-1
EXHIBIT E	ADDITIONAL REPRESENTATIONS AND WARRANTIES	E-1

This VMTP PURCHASE AGREEMENT dated as of December 19, 2018, (this "Agreement") is by and between:

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC., a closed-end management investment company registered with the Securities and Exchange Commission that is organized as a Maryland corporation, as issuer (the "Fund" or the "Issuer"),
BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation, including its successors by merger or operation of law ("BAPFC"), as a Purchaser of the 2018 VMTP Shares (as defined below) pursuant to this Agreement, and
BLUE RIDGE INVESTMENTS, L.L.C., a Delaware limited liability company, including its successors by merger or operation of law ("Blue Ridge"), as a Purchaser of the 2018 VMTP Shares (as defined below) pursuant to this Agreement  (each of BAPFC and Blue Ridge, a "Purchaser" and together the "Purchasers").
WHEREAS, the Fund has authorized the issuance pursuant to the Articles Supplementary (as defined below) to the Purchasers of the 2018 Variable Rate MuniFund Term Preferred Shares issued by the Fund, as set forth on Schedule 1 hereto, which are subject to this Agreement (the "2018 VMTP Shares");
WHEREAS, as an inducement to the Purchasers to purchase the 2018 VMTP Shares, the Issuer now desires to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Issuer and the 2018 VMTP Shares; and
WHEREAS, as an inducement to the Issuer to issue and sell the 2018 VMTP Shares, the Purchasers desire to enter into this Agreement to set forth certain representations, warranties, covenants and agreements regarding the Purchasers and the 2018 VMTP Shares.
NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms, as used herein, have the following meanings:

"1940 Act" means the Investment Company Act of 1940, as amended.
"2018 VMTP Shares" has the meaning set forth in the preamble to this Agreement.
"Additional Amount Payment" has the meaning set forth in the Articles Supplementary.
"Agreement" means this VMTP Purchase Agreement, dated as of December 19, 2018, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
"AllianceBernstein Persons" means the Investment Adviser or any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Investment Adviser (other than the Issuer, in the case of a redemption or purchase of the 2018 VMTP Shares which are to be cancelled within 10 days of purchase by the Issuer).
"Applicable Sections" has the meaning set forth in Section 2.1(c) of this Agreement.
"APS" means the Issuer's outstanding Auction Preferred Shares.
"Articles Supplementary" means the Articles Supplementary containing the terms of the 2018 VMTP Shares, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.
"Asset Coverage" has the meaning set forth in the Articles Supplementary.
"Banks" has the meaning set forth in Section 2.1(b) of this Agreement.
"Board of Directors" has the meaning set forth in the Articles Supplementary.
"Business Day" has the meaning set forth in the Articles Supplementary.
"Bylaws" has the meaning set forth in the Articles Supplementary.
"Charter" has the meaning set forth in the Articles Supplementary.
"Code" has the meaning set forth in the Articles Supplementary.
"Common Shares" has the meaning set forth in the Articles Supplementary.
"Custodian" has the meaning set forth in the Articles Supplementary.
"Date of Original Issue", with respect to the 2018 VMTP Shares, means the date on which the Issuer initially issued such 2018 VMTP Shares.
"Deposit Securities" has the meaning set forth in the Articles Supplementary.
"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
"Designated Owner" has the meaning set forth in the Articles Supplementary.
"Dividend Payment Date" has the meaning set forth in the Articles Supplementary.
"Dividend Rate" has the meaning set forth in the Articles Supplementary.
"Due Diligence Request" means the due diligence request letter from Chapman and Cutler LLP, counsel to the Purchasers, dated December 3, 2018.
"Effective Date" means the Date of Original Issue of the 2018 VMTP Shares subject to the satisfaction or waiver of the conditions specified in Section 3.
"Effective Leverage Ratio" has the meaning set forth in the Articles Supplementary.
"Electronic Means" has the meaning set forth in the Articles Supplementary.
"Eligible Assets" means the instruments in which the Issuer may invest as described in Exhibit B to this Agreement, which may be amended from time to time with the prior written consent of the Purchasers.
"Failure" has the meaning set forth in Section 2.4.
"Fee Rate" means initially 0.10% per annum, which shall be subject to increase by 0.10% per annum for each Week in respect of which any Failure has occurred and is continuing.
"Force Majeure Exception" means any failure or delay in the performance of the Issuer's reporting obligation pursuant to Section 2.4 arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; acts of civil or military authority and governmental action. The Issuer shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.
"Holder" has the meaning set forth in the Articles Supplementary.
The word "including" means "including without limitation."
"Indemnified Persons" means, each Purchaser and its affiliates and directors, officers, partners, employees, agents, representatives and control persons, entitled to indemnification by the Issuer under Section 7.3.
"Information Statement" means the Information Statement of the Issuer relating to the offering and sale of the 2018 VMTP Shares dated December 19, 2018, as may be amended, revised or supplemented from time to time.
"Investment Adviser" means AllianceBernstein L.P., or any successor company or entity.
"Issuer" has the meaning set forth in the preamble to this Agreement.
"Liquidation Preference", with respect to a given number of 2018 VMTP Shares, means $25,000 times that number.
"Majority Participants" means the Holder(s) of more than 50% of the Outstanding 2018 VMTP Shares.
"Managed Assets" means the Issuer's net assets, including assets attributable to any principal amount of any borrowings (including the issuance of commercial paper or notes) or preferred stock outstanding.  For the avoidance of doubt, assets attributable to borrowings includes the portion of the Issuer's assets in a tender option bond trust of which the Issuer owns the residual interest (without regard to the value of the residual interest to avoid double counting).
"Market Value" has the meaning set forth in the Articles Supplementary.
"Material Adverse Effect" means a material adverse effect upon (i) the ability of the Issuer to perform its obligations under this Agreement or (ii) the source for payment of the Liquidation Preference of, or dividends on, the 2018 VMTP Shares.
"NRSRO" has the meaning set forth in the Articles Supplementary.
"Optional Redemption Premium" has the meaning set forth in the Articles Supplementary.
The word "or" is used in its inclusive sense.
"Original VMTP Shares" means the Variable Rate MuniFund Term Preferred Shares, $0.001 par value per share, classified and designated pursuant to Articles Supplementary accepted for record by the State Department of Assessment and Taxation of Maryland on August 31, 2015.
"Other Rating Agency" means, at any time, each NRSRO, if any, other than S&P then providing a rating for the 2018 VMTP Shares pursuant to the request of the Issuer.
"Other Rating Agency Guidelines" means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of the 2018 VMTP Shares.
"Outstanding" has the meaning set forth in the Articles Supplementary.
"Person" has the meaning set forth in the Articles Supplementary.
"Preferred Shares" has the meaning set forth in the Articles Supplementary.
"Purchase Price" means, in respect of the 3,531 2018 VMTP Shares sold to the Purchasers, U.S. $88,275,000.
"Purchaser" and "Purchasers" have the meaning set forth in the preamble to this Agreement.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.
"Rate Period" has the meaning set forth in the Articles Supplementary.
"Rating Agency" means each of S&P (if S&P is then rating 2018 VMTP Shares), and any Other Rating Agency (if such Other Rating Agency is then rating 2018 VMTP Shares at the request of the Issuer).
"Rating Agency Guidelines" means the S&P Guidelines and any Other Rating Agency Guidelines as they exist from time to time.
"Redemption and Paying Agent" means Computershare, Inc., or with the prior written consent of the Purchasers (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Issuer to act in such capacity as the Issuer's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to 2018 VMTP Shares.
"Registered Investment Company" has the meaning set forth in Section 2.1(b) of this Agreement.
"Registration Rights Agreement" means the registration rights agreement entered into between the Issuer and the Purchasers with respect to the 2018 VMTP Shares.
"Registration Rights Failure" means any (i) failure by the Issuer to file a Registration Statement with the Securities and Exchange Commission relating to such of the Registrable Securities (as defined in the Registration Rights Agreement, but excluding any that are properly excluded pursuant to Section 3.3(c) or (d) of the Registration Rights Agreement) which the Issuer has been properly requested to register under Section 3.1 of the Registration Rights Agreement within 30 calendar days (or, if the 30th calendar day shall not be a Business Day, the next succeeding Business Day) of the later of (a) the date on which the holders of such Registrable Securities are required to give written notice to the Issuer of their intent to register such Registrable Securities pursuant to Section 3.1 of the Registration Rights Agreement or (b) if properly exercised by the Issuer, the end of any deferral period specified in accordance with the provisions of Section 3.2 of the Registration Rights Agreement, or (ii) failure by the Issuer to reply to any written comments on such Registration Statement received by the Issuer from the staff of the Securities and Exchange Commission (it being understood that the reply referenced herein shall not require the Issuer to accept or agree with any comment, in whole or in part) within 30 calendar days (or, if the 30th calendar day shall not be a Business Day, the next succeeding Business Day) of receipt thereof by the Issuer.
"Related Documents" means this Agreement, the Charter, the Articles Supplementary, the Registration Rights Agreement, the 2018 VMTP Shares and the Bylaws.
"Reporting Date" has the meaning set forth in Section 6.1(o).
"Reporting Failure" has the meaning set forth in Section 2.4.
"S&P" means S&P Global Ratings, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.
"S&P Guidelines" means the guidelines, as may be amended from time to time, in connection with S&P's ratings of the 2018 VMTP Shares, and includes the criteria described in Methodology And Assumptions for Market Value Securities published by S&P September 17, 2013, as may be amended at S&P's sole discretion, and any other guidelines deemed relevant by S&P.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the 2018 VMTP Shares.
"Week" means a period of seven consecutive calendar days.
"written" or "in writing" means any form of written communication, including communication by means of facsimile, telex, telecopier or electronic mail.
1.1	Incorporation of Certain Definitions by Reference and Interpretation
Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Related Documents.
ARTICLE II
PURCHASE AND TRANSFERS, COSTS AND EXPENSES; ADDITIONAL FEE
2.1	Purchase and Transfer of the 2018 VMTP Shares
(a)
On the Effective Date BAPFC will acquire 1,983 2018 VMTP Shares and Blue Ridge will acquire 1,548 2018 VMTP Shares sold on initial issuance in a transaction (which, based upon the representations of the Issuer and the Purchasers herein, is exempt from registration under the Securities Act) by payment of the Purchase Price in the following amounts in immediately available funds to the Issuer through the account of its agent at the Securities Depository: $49,575,000 to be paid by BAPFC and $38,700,000 to be paid by Blue Ridge.

(b)
Each Purchaser agrees that it may sell, transfer or otherwise dispose of the 2018 VMTP Shares in compliance with the Securities Act and applicable state securities laws only in whole shares and only (i)(1) to Persons that it reasonably believes are QIBs that are: (a) registered closed-end management investment companies, the shares of which are traded on a national securities exchange and registered open-end management investment companies, in each case, that (X) are either sponsored or managed by an entity listed on Schedule 2 of this Purchase Agreement or any other entity that is controlled by, controlling or under common control with an entity listed on Schedule 2 of this Purchase Agreement and (Y) invest primarily in municipal obligations (each, a "Registered Investment Company"); (b) banks or entities that are 100% direct or indirect subsidiaries of banks' publicly traded parent holding companies (collectively, "Banks"); or (c) insurance companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (2) to tender option bond trusts (or other similar investment vehicles) in which all investors are Persons that such Purchaser reasonably believes are QIBs that are Registered Investment Companies, Banks or insurance companies (or, in the case of a tender option bond trust (or other similar investment vehicles) in which the Holder or an affiliate of the Holder retains a residual interest), or (3) to other investors with the prior written consent of the Issuer and (ii) unless the prior written consent of each of the Issuer and the Majority Participants has been obtained, not to AllianceBernstein Persons if such AllianceBernstein Persons would, after such sale and transfer, own more than 20% of the Outstanding 2018 VMTP Shares.  Any transfer in violation of the foregoing restrictions shall be void ab initio.  In connection with any transfer of the 2018 VMTP Shares, each transferee (including, in the case of a tender option bond trust (or other similar investment vehicles), the depositor or trustee or other Person thereunder acting on behalf of such transferee) will be required to deliver to the Issuer a transferee certificate set forth as Exhibit C to this Agreement no later than the date of the transfer.  The foregoing restrictions on transfer shall not apply to any 2018 VMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such registered 2018 VMTP Shares thereafter.

(c)
In the event that a Purchaser transfers, in accordance with Section 2.1(b), 2018 VMTP Shares to a tender option bond trust (or other similar investment vehicles) in which such Purchaser retains a residual interest, for so long as no event has occurred that results in the termination of such tender option bond trust (or other similar investment vehicles), for purposes of each of the Applicable Sections (as defined below) that requires, permits or provides for (i) notice or the delivery of information to or (ii) voting of the 2018 VMTP Shares or the giving of any consent by or (iii) payment of fees, in each case, to such Purchaser or the Majority Participants, such Purchaser, and not such tender option bond trust (or other similar investment vehicles), shall be deemed to be the actual owner of such 2018 VMTP Shares.  For the avoidance of doubt, the deemed ownership provided for in this Section 2.1(c) shall be limited to the following sections of this Agreement:  2.1(b), 2.4, 6.1, 6.2, 6.8, 6.9, 6.12, 6.14, 6.17, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.10, 7.12 and 7.15 (collectively, the "Applicable Sections").  The deemed ownership provided for in this Section 2.1(c) shall last until the earliest of (A) the termination of such tender option bond trust (or other similar investment vehicles); (B) the agreement by the Issuer and such Purchaser to terminate such deemed ownership; and (C) with respect to some or all of the Applicable Sections, the good-faith determination by such Purchaser that such deemed ownership has adverse tax, legal or other regulatory consequences or is otherwise no longer consistent with applicable law.

(d)
Anything herein to the contrary notwithstanding, except with respect to the deemed ownership provided for above in respect of the Applicable Sections, the tender option bond trust (or other similar investment vehicles) to which 2018 VMTP Shares are transferred and each of the beneficial owners thereof shall retain all of its other rights in respect of the Issuer and the 2018 VMTP Shares pursuant to this Agreement and the Articles Supplementary or under law, including, for the avoidance of doubt, its rights under any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights retained pursuant to this Section 2.1(d) or that are otherwise applicable as a result of the exercise of such other rights.

2.2	Fees
(a)
On the Effective Date, the Purchasers and Issuer shall pay the reasonable fees and expenses of the Purchasers' single outside counsel in connection with (i) the negotiation and documentation of the transactions contemplated by this Agreement and (ii) the initial organization and set up of a voting trust to be formed with respect to the 2018 VMTP Shares. Such payments shall be made by the Purchasers and Issuer in the following amounts: (i) the Purchasers will pay the first $20,000 of such fees and expenses and (ii) the Issuer shall pay any amount of fees and expenses that are in excess of $20,000.

(b)
The Issuer shall pay up to $10,500 of the fees and expenses incurred by the Purchasers in connection with the initial organization and set up of the voting trust to be formed with respect of the 2018 VMTP Shares.

(c)
With respect to the fees and expenses described in subsection (b) of this Section 2.2, the Issuer will pay such fees and expenses within thirty (30) days of receipt of the associated invoice. For avoidance of doubt, the Issuer's responsibilities with respect to the fees and expenses described in subsections (a)(ii) and (b) are exclusive of each other.

2.3	Operating Expenses
The Issuer shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the 2018 VMTP Shares) as operating expenses.

2.4	Additional Fee for Failure to Comply with Reporting Requirement or Registration Rights Failure
(a)
For so long as either Purchaser is a Holder or Designated Owner of any Outstanding 2018 VMTP Shares, if the Issuer fails to comply with the reporting requirements set forth in Sections 6.1(o) and 6.1(p) (except as a result of a Force Majeure Exception) and such failure is not cured within five Business Days after written notification to the Issuer by either Purchaser of such failure (a "Reporting Failure") or a Registration Rights Failure occurs, and such failure is not cured within five Business Days after written notification to the Issuer by either Purchaser of such failure, the Issuer shall pay to each Purchaser on the Dividend Payment Date occurring in the month immediately following a month in which either such Reporting Failure or Registration Failure (either, a "Failure") continues a fee, calculated in respect of each Week (or portion thereof) during such month in respect of a Failure and beginning on the date of such Failure, equal to the product of (i) the Fee Rate, times (ii) the aggregate average daily Liquidation Preference of the 2018 VMTP Shares held by such Purchaser during such Week or portion thereof, times (iii) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs.  If such fee is an "other distribution" pursuant to the Articles Supplementary, such fee shall be paid pursuant to and in accordance with the Articles Supplementary, including Section 2.2(c) of the Articles Supplementary.  Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.4 hereunder for any Week plus the Applicable Spread on the 2018 VMTP Shares for such Week exceed an amount (exclusive of any Additional Amount Payment) equal to the product of (x) 15%, times (y) the aggregate average daily Liquidation Preference of the 2018 VMTP Shares held by such Purchaser during such Week or portion thereof, times (z) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; (ii) the fee payable pursuant to this Section 2.4 for any Week plus the amount of dividends payable at the Dividend Rate for the 2018 VMTP Shares for such Week exceed an amount equal to the product of (aa) 15%, times (bb) the aggregate average daily Liquidation Preference of the 2018 VMTP Shares held by such Purchaser during such Week or portion thereof, times (cc) the quotient of the number of days in such Week or portion thereof divided by the number of calendar days in the year in which such Week or portion thereof occurs; or (iii) the Issuer be required to calculate or pay a fee in respect of more than one Failure in any Week.

(b)
Notwithstanding the foregoing, in no event shall (i) the fee payable pursuant to this Section 2.4 for any day plus the Dividend Rate for the 2018 VMTP Shares for such day exceed 15%, (ii) the Issuer be required to calculate and pay a fee, in respect of more than one Reporting Failure in any week, or (iii) the fee payable pursuant to this Section 2.4 be payable with respect to any portion of a Week in which such Failure is not continuing.

ARTICLE III
CONDITIONS TO EFFECTIVE DATE
It shall be a condition to the Effective Date that each of the following conditions shall have been satisfied or waived as of or on such date, and upon such satisfaction or waiver, this Agreement shall be effective:

(a)	this Agreement shall have been duly executed and delivered by the parties hereto;
(b)	the 2018 VMTP Shares shall have a long-term issue credit rating of at least AA- (or its equivalent) from S&P on the Effective Date;
(c)
receipt by each Purchaser of executed originals, or copies certified by a duly authorized officer of the Issuer to be in full force and effect and not otherwise amended, of all Related Documents, as in effect on the Effective Date, and an incumbency certificate with respect to the authorized signatories thereto;

(d)	receipt by each Purchaser of opinions of counsel for the Issuer, substantially to the effect of Exhibit A;
(e)
except as disclosed in the Information Statement, there shall not be any pending or threatened material litigation (unless such pending or threatened litigation has been determined by the Purchasers to be acceptable);

(f)	the fees and expenses and all other amounts payable on the Effective Date pursuant to Section 2.2 hereof shall have been paid;
(g)
each Purchaser, in its reasonable discretion, shall be satisfied that no change in law, rule or regulation (or their interpretation or administration), in each case, shall have occurred which will adversely affect the consummation of the transaction contemplated by this Agreement;

(h)	there shall have been delivered to each Purchaser any additional documentation and financial information, including satisfactory responses to the Due Diligence Request, as it deems relevant; and
(i)
there shall have been delivered to each Purchaser such information and copies of documents, approvals (if any) and records certified, where appropriate, of corporate proceedings as the Purchasers may have requested relating to the Issuer's entering into and performing this Agreement and the other Related Documents to which the Issuer is a party, and the transactions contemplated hereby and thereby.

The Issuer and each Purchaser agree that consummation of the purchase and sale of the 2018 VMTP Shares pursuant to this Agreement shall constitute acknowledgment that the foregoing conditions have been satisfied or waived.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
The representations and warranties set out in this Article IV are given hereunder by the Issuer to each of the Purchasers as of the Effective Date.

4.1	Existence
The Issuer is validly existing and in good standing as a corporation under the laws of the State of Maryland, with full right and power to issue the 2018 VMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document, except where the failure to have such right and power could not reasonably be expected to give rise to a Material Adverse Effect.
4.2	Authorization; Contravention
The execution, delivery and performance by the Issuer of this Agreement and each Related Document are within the Issuer's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made and do not violate or contravene, or constitute a default under, any provision of applicable law, Charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or cause the creation or imposition of any lien or encumbrance on any asset of the Issuer.
4.3	Binding Effect
Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.  The 2018 VMTP Shares have been duly authorized and, when issued upon payment therefor by the Purchasers as contemplated by this Agreement, will be validly issued by the Issuer and fully paid and nonassessable.
4.4	Financial Information
The most recent publicly available financial statements of the Issuer, and the auditors' report with respect thereto, copies of which have heretofore been furnished to each Purchaser, fairly present in all material respects the financial condition of the Issuer, at such date and for such period, and were prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except as required or permitted and disclosed). Since the date of such financial statements, there has been no material adverse change in the condition (financial or otherwise) or operations of the Issuer that could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Information Statement, other than changes in the general economy or changes affecting the market for municipal securities or investment companies generally. Any financial, budget and other projections furnished to each Purchaser were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections.
4.5	Litigation
Except as disclosed in the Information Statement or in a schedule delivered to each Purchaser prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Issuer) overtly threatened in writing against the Issuer in any court or before any governmental authority that could reasonably be expected to have a Material Adverse Effect.
4.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents (including the 2018 VMTP Shares) by or against the Issuer have been obtained and are in full force and effect, except to the extent that the failure to make or obtain the same could not reasonably be expected to give rise to a Material Adverse Effect.
4.7	Incorporation of Additional Representations and Warranties
As of the Effective Date, the Issuer hereby makes to each of the Purchasers the representations and warranties included in Exhibit E hereto, which representations and warranties are hereby incorporated by reference herein.
4.8	Complete and Correct Information
All information, reports and other papers and data with respect to the Issuer furnished to each Purchaser by the Issuer (other than financial information, financial statements, budgets and projections, which are covered solely by Section 4.4 of this Agreement) were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Issuer that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the 2018 VMTP Shares, or the Issuer's ability to repay when due its obligations under this Agreement, any of the 2018 VMTP Shares and the Related Documents that has not been set forth in the Information Statement or in the financial information and other documents referred to in Section 4.4 or this Section 4.8 or in such information, reports, papers and data otherwise made available or disclosed in writing to each Purchaser. Taken as a whole, the documents furnished and statements made by the Issuer in connection with the negotiation, preparation or execution of this Agreement and the Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
4.9	Information Statement
The Information Statement, true copies of which have heretofore been delivered to each Purchaser, when considered together with this Agreement and the other information made available pursuant to the Due Diligence Request or disclosed in writing to each Purchaser prior to the Effective Date in connection with this Agreement, does not contain any untrue statement of a material fact and such Information Statement does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.10	1940 Act Registration
The Issuer is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.
4.11	Effective Leverage Ratio; Asset Coverage
As of the Effective Date, the Issuer is in compliance with the Effective Leverage Ratio and the Asset Coverage as required by Section 2.4 of the Articles Supplementary.
In connection with calculating the Effective Leverage Ratio, the Issuer's total assets and accrued liabilities reflect the positive or negative net obligations of the Issuer under each Derivative Contract determined in accordance with the Issuer's valuation policies.
4.12	Credit Quality
As of the Effective Date, the Issuer (i) has invested at least 80% of its Managed Assets in investment grade quality municipal securities that, at the time of investment, were rated within the four highest grades (Baa or BBB or better) by at least one of the NRSROs rating such securities or were unrated but judged to be of comparable quality by the Investment Adviser; and (ii) has invested up to 20% of its Managed Assets in municipal securities that at the time of investment were rated below investment grade or were unrated but judged to be of comparable quality by the Investment Adviser, provided that the Issuer has invested no more than 10% of the Issuer's Managed Assets in municipal securities that, at the time of investment, were rated below B3/B- by an NRSRO or that were unrated but judged to be of comparable quality by the Investment Adviser.
4.13	Due Diligence
The Issuer understands that nothing in this Agreement, the Information Statement, or any other materials presented to the Issuer in connection with the purchase and sale of the 2018 VMTP Shares constitutes legal, tax or investment advice from either of the Purchasers.  The Issuer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the 2018 VMTP Shares.
4.14	Certain Fees
The Issuer acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder's fees or commissions are or will be payable by the Issuer or, to the Issuer's knowledge, by either Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
4.15	Eligible Assets
As of the Effective Date, the Issuer owns only Eligible Assets, as described in Exhibit B to this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser severally represents and warrants with respect to itself, as of the date hereof and as of the Effective Date to the Issuer as follows:
5.1	Existence
The Purchaser is validly existing and in good standing as (a) with respect to BAPFC, a corporation under the laws of the State of Delaware and (b) with respect to Blue Ridge, a limited liability company under the laws of the State of Delaware, and the Purchaser has full right and power to purchase the 2018 VMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party, except where the failure to have such right and power could not reasonably be expected to give rise to a Material Adverse Effect.
5.2	Authorization; Contravention
The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to which it is a party are within the Purchaser's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official except such as have been taken or made,  and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument, in each case applicable to or binding upon the Purchaser.
5.3	Binding Effect
Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable or public policy principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.
5.4	Restricted Securities; Own Account
The Purchaser understands that the 2018 VMTP Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act and have not been registered under the Securities Act or any applicable state securities laws and are subject to restrictions on the sale and transferability applicable to restricted securities.  The Purchaser is acquiring the 2018 VMTP Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such 2018 VMTP Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such 2018 VMTP Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser's right to register the 2018 VMTP Shares under the Securities Act pursuant to the Registration Rights Agreement or otherwise transfer the 2018 VMTP Shares in compliance with the transfer limitations of this Agreement in compliance with applicable federal and state securities laws).
5.5	Litigation
Except as disclosed in a schedule delivered to the Issuer prior to the Effective Date, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Purchaser) overtly threatened in writing against the Purchaser in any court or before any governmental authority in any way contesting or, if decided adversely, would affect the validity of this Agreement.
5.6	Consents
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency, bureau or agency required to be obtained by the Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Purchaser and the purchase of the 2018 VMTP Shares have been obtained and are in full force and effect, except to the extent that the failure to make or obtain the same could not reasonably be expected to give rise to a Material Adverse Effect.
5.7	Purchaser Status
At the time the Purchaser was offered the 2018 VMTP Shares, it was, and as of the Effective Date it is:  (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) a QIB.
5.8	Certain Transactions
Other than consummating the transactions contemplated by this Agreement, the Purchaser has not directly or indirectly executed, nor has any Person acting on behalf of the Purchaser, or pursuant to any understanding with the Purchaser executed, any other purchases of securities of the Issuer which may be integrated with the transactions contemplated by this Agreement.
5.9	Certain Fees
The Purchaser acknowledges that, other than the fees and expenses payable pursuant to this Agreement, no brokerage or finder's fees or commissions are or will be payable by the Purchaser or, to the Purchaser's knowledge, by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
5.10	Experience of the Purchaser
The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the 2018 VMTP Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the 2018 VMTP Shares and, at the present time, is able to afford a complete loss of such investment.
5.11	Due Diligence
The Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the 2018 VMTP Shares.  The Purchaser understands that nothing in this Agreement, the Information Statement, or any other materials presented to the Purchaser in connection with the purchase and sale of the 2018 VMTP Shares constitutes legal, tax or investment advice from the Issuer.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the 2018 VMTP Shares.
ARTICLE VI
COVENANTS OF THE ISSUER
The Issuer agrees that, so long as there is any amount payable hereunder or either of the Purchasers owns any Outstanding 2018 VMTP Shares:

6.1	Information
Without limitation of the other provisions of this Agreement, the Issuer will deliver, or direct the Redemption and Paying Agent to deliver, to the Purchasers:
(a)
as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Issuer, which delivery may be made by notice of the electronic availability of any such document on a public website;

(b)
notice of any change in (including being put on Credit Watch or Watchlist), or suspension or termination of, the ratings on the 2018 VMTP Shares by any Rating Agency (and any corresponding change in the Rating Agency Guidelines applicable to the 2018 VMTP Shares associated with any such change in the rating from any Rating Agency) or any change of a Rating Agency rating the 2018 VMTP Shares as promptly as practicable upon the occurrence thereof;

(c)	notice of any redemption or other repurchase of any or all of the 2018 VMTP Shares as provided in the Articles Supplementary;
(d)
notice of any proposed amendments to any of the Related Documents at such time as the amendments are sent to other parties whose approval is required for such amendment and in any event not less than 10 Business Days prior to any proposed amendment and copies of all actual amendments thereto within five Business Days of being signed or, in each case, as provided in the relevant document;

(e)
notice of any missed, reduced or deferred dividend payment on the 2018 VMTP Shares that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the foregoing grace period;

(f)
notice of the failure to make any deposit provided for under Section 2.5(d) of the Articles Supplementary in respect of a properly noticed redemption as soon as reasonably practicable, but in no event later than two Business Days after discovery of such failure to make any such deposit;

(g)
notice of non-compliance with the Rating Agency Guidelines (if applicable) for more than five Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the foregoing grace period;

(h)
notice of the distribution of net capital gains or ordinary income one Business Day in advance of the Rate Period that such net capital gains or ordinary income will or may be distributed, simultaneously with the Redemption and Paying Agent providing such notice to Designated Owners or their Agent Members;

(i)
notice of any change to any investment adviser or sub-adviser of the Issuer within two Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser;

(j)	notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five Business Days after mailing thereof;
(k)
notice one Business Day after the occurrence thereof of (i) the failure of the Issuer to pay the amount due on any "senior securities" (as defined under the 1940 Act) or other debt at the time outstanding after any period of grace or cure with respect thereto shall have expired; (ii) the failure of the Issuer to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Issuer to pay accumulated dividends on any additional preferred stock ranking pari passu with the 2018 VMTP Shares (including, but not limited to, the Original VMTP Shares), after any period of grace or cure with respect thereto shall have expired;

(l)
notice of a material breach of any representation, warranty or covenant of the Issuer contained in this Agreement or the Registration Rights Agreement or any violation of the terms of the Articles Supplementary, in each case, only if any officer of the Issuer has actual knowledge of such breach or violation as soon as reasonably practicable, but in no event later than five days, after knowledge of any officer of the Issuer thereof;

(m)
notice of any litigation, administrative proceeding or business development which may reasonably be expected to materially adversely affect the Issuer's business, properties or affairs or to impair the ability of the Issuer to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party as soon as reasonably practicable, but in no event later than 10 days after knowledge of any officer of the Issuer thereof;

(n)
upon request of either Purchaser, copies of all certificates that the Issuer has delivered to each Rating Agency that are set forth in the respective Rating Agency Guidelines (if applicable) regarding Asset Coverage and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable after such certificates have been sent;

(o)
on the 15th and last day of each month (each a "Reporting Date"), a report of portfolio holdings of the Issuer as of the end of the Business Day immediately preceding each such Reporting Date, prepared on a basis substantially consistent with the periodic reports of portfolio holdings of the Issuer prepared for financial reporting purposes;

(p)
on the 15th and last day of each month, the information set forth in Exhibit D to this Agreement and a calculation of the Effective Leverage Ratio and the Asset Coverage of the Issuer as of the close of business of each Business Day since the date of the last report issued pursuant to this Section 6.1(p); and upon the failure of the Issuer to maintain Asset Coverage as provided in Section 2.4(a) of the Articles Supplementary or the Effective Leverage Ratio as required by Section 2.4(c) of the Articles Supplementary, notice of such failure within one Business Day of the occurrence thereof; and

(q)
from time to time such additional information regarding the financial position, results of operations or prospects of the Issuer as either Purchaser may reasonably request including, without limitation, copies of all Information Statements or other offering material with respect to the sale of any securities of the Issuer as soon as reasonably practicable, but in no event later than 10 days after a request.

All information, reports and other papers, documentation and data with respect to the Issuer furnished to either Purchaser pursuant to this Section 6.1 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to either Purchaser under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  For purposes of Sections 6.1(o) and (p), references to any day that is not a Business Day shall mean the next preceding Business Day.

6.2	No Amendment or Certain Other Actions Without Consent of the Purchasers
To the extent that, collectively, the Purchasers are Holders or Designated Owners of 75% of the 2018 VMTP Shares then outstanding, without the prior written consent of the Purchasers, the Issuer will not agree to, consent to or permit any amendment, supplement, modification or repeal of the Articles Supplementary or any provision therein, nor waive any provision thereof.
6.3	Maintenance of Existence
The Issuer shall continue to maintain its existence as a corporation under the laws of the State of Maryland, with full right and power to issue the 2018 VMTP Shares and to execute, deliver and perform its obligations under this Agreement and each Related Document.
6.4	Tax Status of the Issuer
The Issuer will qualify as a "regulated investment company" within the meaning of Section 851(a) of the Code and the dividends made with respect to the 2018 VMTP Shares will qualify as "exempt interest dividends" to the extent they are reported as such by the Issuer and permitted by Section 852(b)(5)(A) of the Code.
6.5	Payment Obligations
The Issuer shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Related Documents, according to the terms hereof and thereof, shall take such actions as may be necessary to include all payments hereunder and thereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement and the Related Documents.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Issuer.
6.6	Compliance With Law
The Issuer shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a Material Adverse Effect.
6.7	Maintenance of Approvals: Filings, Etc.
The Issuer shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party.
6.8	Inspection Rights
The Issuer shall, at any reasonable time and from time to time, upon reasonable notice, permit the Purchasers or any agents or representatives thereof, at the Issuer's expense, to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, to the extent permitted by law, provided, however, that the Issuer shall not be required to pay for more than one inspection per fiscal year. The Issuer will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with either Purchaser.
All information, reports and other papers, documentation and data with respect to the Issuer furnished to either Purchaser pursuant to this Section 6.8 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to such Purchaser under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
6.9	Litigation, Etc.
The Issuer shall give prompt notice in writing to each Purchaser of any litigation, administrative proceeding or business development which is reasonably expected to materially adversely affect its business, properties or affairs or to impair the ability of the Issuer to perform its obligations as set forth hereunder or under any of the Related Documents.
6.10	1940 Act Registration
The Issuer shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.
6.11	Credit Quality
As of the Effective Date, the Issuer (i) has invested at least 80% of its Managed Assets in investment grade quality municipal securities that, at the time of investment, were rated within the four highest grades (Baa or BBB or better) by at least one of the NRSROs rating such securities or were unrated but judged to be of comparable quality by the Investment Adviser; and (ii) has invested up to 20% of its Managed Assets in municipal securities that at the time of investment were rated below investment grade or were unrated but judged to be of comparable quality by the Investment Adviser, provided that the Issuer has invested no more than 10% of the Issuer's Managed Assets in municipal securities that, at the time of investment, were rated below B3/B- by an NRSRO or that were unrated but judged to be of comparable quality by the Investment Adviser.
6.12	Maintenance of Effective Leverage Ratio
For so long as the Issuer fails to provide the information required under Sections 6.1(o) and 6.1(p), the Purchasers shall calculate, for purposes of Section 2.5(b)(ii)(A)(y) of the Articles Supplementary, the Effective Leverage Ratio using the most recently received information required to be delivered pursuant to Sections 6.1(o) and 6.1(p) and the market values of securities determined by the third-party pricing service which provided the market values to the Issuer on the most recent date that information was properly provided by the Issuer pursuant to the requirements of Section 6.1(o) and 6.1(p). The Effective Leverage Ratio as calculated by BAPFC so long as BAPFC holds 2018 VMTP Shares, and otherwise, as calculated by Blue Ridge so long as Blue Ridge holds 2018 VMTP Shares, in such instances shall be binding on the Issuer. If required, the Issuer shall restore the Effective Leverage Ratio as provided in the Articles Supplementary.
In connection with calculating the Effective Leverage Ratio, the Issuer's total assets and accrued liabilities shall reflect the positive or negative net obligations of the Issuer under each Derivative Contract determined in accordance with the Issuer's valuation policies.
6.13	Redemption and Paying Agent
The Issuer shall use its commercially reasonable best efforts to engage at all times a Redemption and Paying Agent to perform the duties to be performed by the Redemption and Paying Agent specified herein and in the Articles Supplementary.
6.14	Cooperation in the Sale of the 2018 VMTP Shares
The Issuer will comply with reasonable due diligence requests from either Purchaser in connection with any proposed sale by such Purchaser of the 2018 VMTP Shares in a transaction exempt from registration and otherwise permitted by this Agreement, provided that the Issuer need not comply with more than two of any such requests in any period of twelve consecutive months and any prospective purchaser of the 2018 VMTP Shares from either Purchaser shall execute a confidentiality agreement substantially to the effect of Section 7.13 hereof prior to receiving any due diligence materials provided pursuant to such due diligence request.
All information, reports and other papers, documentation and data with respect to the Issuer furnished to either Purchaser pursuant to this Section 6.14 shall be, at the time the same are so furnished, complete and correct in all material respects and, when considered with all other material delivered to such Purchaser under this Agreement or made available pursuant to the Due Diligence Request, will not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
6.15	Use of Proceeds
The Issuer shall use the net proceeds from the sale of the 2018 VMTP Shares to purchase all or a portion of its APS accepted by the Issuer pursuant to a tender offer to purchase such shares within 15 days of the Effective Date.
6.16	Securities Depository
The Issuer agrees to maintain settlement of the 2018 VMTP Shares in global book entry form through the Securities Depository or such other clearance system acceptable to the Purchasers.

6.17	Future Agreements
The Issuer shall promptly, at the request of either Purchaser, enter into an agreement, on terms mutually satisfactory to the Issuer and such Purchaser, of the type specified in Section 12(d)(1)(E)(iii) of the 1940 Act, so as to permit such Purchaser or any transferee satisfying the requirements set forth in Section 2.1 to rely on the provisions of Section 12(d)(1)(E)(iii) of the 1940 Act.
6.18	Eligible Assets
The Issuer shall only make investments in the Eligible Assets described in Exhibit B to this Agreement, as amended from time to time with the prior written consent of the Purchasers, in accordance with the Issuer's investment objectives and the investment policies set forth in the Information Statement, as such investment objectives and investment policies may be modified in accordance with the 1940 Act and applicable law.
ARTICLE VII
MISCELLANEOUS
7.1	Notices
All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section. Except as otherwise specified, notices under Section 6.1 may be given by telephone to the Purchasers at the telephone numbers listed below (or such other telephone numbers as may be designated by either Purchaser, by written notice to the Issuer, to receive such notice), immediately confirmed in writing, including by fax or electronic mail. The notice address for each party is specified below:
(a)	if to the Issuer:
AllianceBernstein National Municipal Income Fund, Inc.
c/o AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105
Attention: Terry Hults
Telephone:  (212) 969-6453
Email:  terry.hults@abglobal.com
(b)	if to BAPFC:
Banc of America Preferred Funding Corporation
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:   Thomas J. Visone
          Jason Strand
          Todd Blasiak
          Michael Jentis
          Lisa Irizarry
Telephone: (212) 449-7358 (Visone, Blasiak, Irizarry)
      (980) 386-4161 (Strand)
Email:   thomas.visone@baml.com
       jason.strand@bankofamerica.com
       todd.blasiak@baml.com
       lisa.m.irizarry@baml.com
       michael.jentis@baml.com

(c) if to Blue Ridge:

Blue Ridge Investments, L.L.C.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention: Thomas J. Visone
     Jason Strand
     Todd Blasiak
     Michael Jentis
     Lisa Irizarry
Telephone: (212) 449-7358 (Visone, Blasiak, Irizarry)
      (980) 386-4161 (Strand)
Email:  thomas.visone@baml.com
    jason.strand@bankofamerica.com
    todd.blasiak@baml.com
    lisa.m.irizarry@baml.com
    michael.jentis@baml.com

7.2	No Waivers
(a)
The obligations of the Issuer hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the 2018 VMTP Shares or any other Related Document).  The rights of each Purchaser hereunder are separate from and in addition to any rights that any Holder or Designated Owner of any 2018 VMTP Share may have under the terms of such 2018 VMTP Share or any Related Document or otherwise.

(b)
No failure or delay by the Issuer or either Purchaser in exercising any right, power or privilege hereunder or under the 2018 VMTP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Issuer or either Purchaser in exercising any right, power or privilege under or in respect of the 2018 VMTP Shares or any other Related Document shall affect the rights, powers or privileges of the Issuer or either Purchaser hereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3	Expenses and Indemnification
(a)
The Issuer shall upon demand either, as each Purchaser may require, pay in the first instance or reimburse such Purchaser (to the extent that payments for the following items are not made under the other provisions hereof) for all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by such Purchaser in connection with the enforcement of or preservation of rights under this Agreement. The Issuer shall not be responsible under this Section 7.3(a) for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for such Purchaser, unless such Purchaser shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Issuer.

(b)
The Issuer agrees to indemnify and hold harmless each Purchaser and each other Indemnified Person of such Purchaser from and against any losses, claims, damages, liabilities and reasonable out-of-pocket expenses incurred by them (including reasonable fees and disbursements of outside counsel) that are related to or arise out of (i) any material misstatements or any material statements omitted to be made in the Information Statement (including any documents incorporated by reference therein) or (ii) any claim by any third party relating to the offering or sale of the 2018 VMTP Shares by the Issuer or the holding of the 2018 VMTP Shares by such Purchaser (A) that such Purchaser aided and abetted a breach of a fiduciary duty by the Issuer or any director or officer of the Issuer or (B) arising from any act by the Issuer or any director or officer of the Issuer (excluding in any such case clauses (i) or (ii), claims, losses, liabilities or expenses arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction, and any consequential, special or punitive damages or losses consisting of trading losses, speculative losses, loss of profit or loss of business opportunity).

(c)
The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of such other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Issuer on the one hand and the Purchasers on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Issuer on the one hand and the Purchasers on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of each Purchaser and their Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of dividends actually received by such Purchaser from the Issuer pursuant to the proposed transactions giving rise to this Agreement. For purposes of determining the relative benefits to the Issuer on the one hand, and the Purchasers on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Issuer pursuant to the transactions, whether or not consummated bears to (ii) the dividends and Optional Redemption Premium paid by the Issuer to such Purchaser in connection with the proposed transactions giving rise to or contemplated by this Agreement.  The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any misstatement of a material fact or the omission to state a material fact) relates to information supplied by the Issuer on the one hand, or the Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, misstatement or alleged omission, and any other equitable considerations appropriate in the circumstances. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)
If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify). The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of such other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other parties (the consent of a party shall not be required to the extent such party is neither requesting indemnification nor being requested to provide indemnification), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom.  The Issuer further agrees that neither of the Purchasers, nor any of their affiliates, nor any directors, officers, partners, employees, agents, representatives or control persons of either Purchaser or any of its affiliates shall have any liability to the Issuer arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from the  Purchasers' or their affiliates' gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to the indemnifying party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(e)	Nothing in this Section 7.3 is intended to limit any party's obligations contained in other parts of this Agreement or the 2018 VMTP Shares.
7.4	Amendments and Waivers
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Issuer and the Purchasers; provided, that the Issuer shall not make or agree to any amendment or waiver to the Charter or the Articles Supplementary that affects any preference, right or power of the 2018 VMTP Shares or the Holders or Designated Owners thereof except as permitted under the Charter or the Articles Supplementary.
7.5	Successors and Assigns
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Issuer nor either Purchaser may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party (other than by operation of law), except that (i) any transferee satisfying the requirements set forth in Section 2.1 and which has executed and delivered to the Issuer the transferee certificate attached as Exhibit C shall, prior to registration of any 2018 VMTP Shares under the Securities Act, have the rights set forth in Section 6.17 and Section 7.15 and shall, so long as such transferee has provided a means for the Issuer to transmit such information electronically to it, be entitled to receive the information delivered pursuant to Sections 6.1(o) and 6.1(p) and such transferees shall be deemed a party to this Agreement for purposes of Sections 6.1(o), 6.1(p) and the confidentiality provisions herein as specified in the transferee certificate and (ii) each Purchaser may assign its rights or obligations to any affiliate of such Purchaser or any tender option bond trust (or other similar investment vehicles) in which such Purchaser or an affiliate of such Purchaser retains the entire residual interest.  Any assignment without such prior written consent shall be void.
7.6	Term of this Agreement
This Agreement shall terminate on the earlier of (i) the registration of any Outstanding 2018 VMTP Shares under the Securities Act and (ii) payment in full of all amounts then due and owing to either Purchaser hereunder and under the 2018 VMTP Shares; and notwithstanding any termination of this Agreement, Section 7.3, Section 7.7, Section 7.8, Section 7.10, Section 7.11, the second sentence of Section 7.12, and Section 7.13 (for a period of two years after the termination of this Agreement) shall remain in full force and effect.
7.7	Governing Law
This Agreement shall be construed in accordance with and governed by the domestic law of the State of New York.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
7.8	Waiver of Jury Trial
The Issuer and each Purchaser hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against any other on any matters whatsoever arising out of or in any way connected with this Agreement.
7.9	Counterparts
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.
7.10	Beneficiaries
This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.
7.11	Entire Agreement
Except as set forth in Section 7.5, this Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.
7.12	Relationship to the Articles Supplementary
The Issuer and each Purchaser agree that the representations, warranties, covenants and agreements contained in this Agreement are in addition to the terms and provisions set forth in the Articles Supplementary. As between the Issuer and each Purchaser, the Issuer and each Purchaser agree that Section 2.10(d) of the Articles Supplementary shall have no effect for so long as none of the 2018 VMTP Shares have been registered under the Securities Act.

7.13	Confidentiality
Any information delivered by a party to this Agreement to any other party pursuant to this Agreement, including, without limitation, pursuant to Section 6.1 in the case of the Issuer (collectively, the "Information"), shall not be disclosed by such other party (or its employees, representatives or agents) to any person or entity (except as required by law or to such of its agents and advisors as need to know and agree to be bound by the provisions of this paragraph) or used by such other party for any purpose other than as contemplated by this Agreement without the prior written consent of the party delivering the Information.

The obligations of confidentiality set out in the preceding paragraph do not extend to Information that is or becomes available to the public or is or becomes available to the party receiving the Information on a non-confidential basis or is disclosed to Holders or Designated Owners or potential Holders or Designated Owners, in each case in their capacity as such, in the offering documents of the Issuer, in notices to Holders or Designated Owners pursuant to one or more of the Related Documents or pursuant to the Issuer's or each Purchaser's informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission; or is required or requested to be disclosed (i) by a regulatory agency or in connection with an examination of either party or its representatives by regulatory authorities, (ii) pursuant to subpoena or other court process, (iii) at the express direction of any other authorized government agency, (iv) to its independent attorneys or auditors, (v) as required by any NRSRO, (vi) as otherwise required by law or regulation, (vii) otherwise in connection with the enforcement of this Agreement, (viii) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to this Agreement and the enforcement of rights hereunder, (ix) by a prospective purchaser of the 2018 VMTP Shares that is (a) a transferee that would be permitted pursuant to Section 2.1(b) of this Agreement and (b) aware of the confidentiality provisions of this Section 7.13 and is subject to an agreement with the transferor containing provisions substantially similar thereto and that states that the Issuer is an express third party beneficiary thereof, (x) subject to an agreement containing provisions substantially similar to those of this Section 7.13, or (xi) subject to an agreement containing provisions substantially similar to those of this Section 7.13 and with the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, to any actual or prospective counterparty in any swap or derivative transactions.  For the avoidance of doubt, references in this Section 7.13 to "regulatory agency," "regulatory authorities," "government agency" and "law or regulation" shall be deemed to include the Internal Revenue Service and state taxation authorities.

7.14	Severability
In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the intent of the Parties to this Agreement shall be preserved.
7.15	Consent Rights of the Majority Participants to Certain Actions.
For so long as none of the 2018 VMTP Shares have been registered under the Securities Act, without the affirmative vote or consent of the Majority Participants, neither the Issuer nor the Board of Directors will take or authorize the taking of any of the actions set forth under clauses (a) through (e) of this Section 7.15:
(a)
The termination by the Issuer of any Rating Agency or the selection of any Other Rating Agency, either in replacement for a Rating Agency or as an additional Rating Agency with respect to the 2018 VMTP Shares.

(b)
The Issuer issuing or suffering to exist any "senior security" (as defined in the 1940 Act as of the date hereof, but not including a Derivative Contract, or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Majority Participants) other than the 2018 VMTP Shares issued and sold pursuant to this Agreement or indebtedness for borrowed money of the Issuer, except (i) borrowings for temporary purposes in an amount not to exceed 5% of the assets of the Issuer, which borrowings are repaid within 60 days, (ii) the issuance of senior securities or the incurrence of indebtedness for borrowed money, the proceeds of which will be used for the redemption or repurchase of the 2018 VMTP Shares and costs incurred in connection therewith, (iii) the Issuer's previously issued and outstanding APS and Original VMTP Shares, and (iv) as may be otherwise approved or consented to by the Majority Participants, provided that if any such "senior security" is created or incurred by the Issuer it shall not require the approval of the Majority Participants if the Issuer redeems, retires or terminates such "senior security" or otherwise cures such non-compliance within five Business Days of receiving notice of the existence thereof.

(c)
The Issuer (i) creating or incurring or suffering to be incurred or to exist any lien on any other funds, accounts or other property held under the Charter or the Articles Supplementary, except as permitted by the Charter or the Articles Supplementary or (ii) except for any lien for the benefit of the Custodian of the Issuer on the assets of the Issuer held by such Custodian, pledging any portfolio security to secure any senior securities or other liabilities to be incurred by the Issuer (including under any tender option bond trust of which the residual floating rate trust certificates will be owned by the Issuer) unless the securities pledged pursuant to all such pledges or other security arrangements are valued for purposes of such security arrangements in an aggregate amount not less than 70% of their aggregate market value (determined by an independent third party pricing service) for purposes of determining the value of the collateral required to be posted or otherwise provided under all such security arrangements; provided, that the required collateral value under such security arrangements shall not exceed the market value of the exposure of each secured party to the credit of the Issuer; and provided further, that it shall not require the approval of the Majority Participants if any pledge or security interest in violation of the preceding sentence is created or incurred by the Issuer and the Issuer cures such violation within five Business Days of receiving notice of the existence thereof.

(d)
Approval of any amendment, alteration or repeal of any provision of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise, that would affect any preference, right or power of the 2018 VMTP Shares differentially from the rights of the holders of the Common Shares; or

(e)
Approval of any action to be taken pursuant to Sections 2.5(g) of the Articles Supplementary (other than the issuance of additional series of Variable Rate MuniFund Term Preferred Shares or other Preferred Shares, the proceeds of which will be used for the redemption or repurchase of the 2018 VMTP Shares and costs incurred in connection therewith).

In addition, if the Board of Directors shall designate a replacement to the S&P Weekly High Grade Municipal Index pursuant to the definition of SIFMA Municipal Swap Index contained in the Articles Supplementary, the Issuer shall notify the Holders of the 2018 VMTP Shares within five Business Days of such designation, and if within 30 days of such notice the Majority Participants shall have objected in writing to the designated replacement, the Board of Directors shall designate a replacement to such index as agreed to between the Issuer and the Majority Participants. In such event, the replacement index initially approved by the Board of Directors shall be the index in effect for purposes of the Articles Supplementary until a new index has been approved by the Issuer and the Majority Participants.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.
By: /s/ Robert M. Keith
Name: Robert M. Keith
Title: President

BANC OF AMERICA PREFERRED FUNDING CORPORATION
By: /s/ Michael Jentis
Name: Michael Jentis
Title: Managing Director

BLUE RIDGE INVESTMENTS, L.L.C.
By: /s/ James W. Brewer
Name: James W. Brewer
Title: Director

SCHEDULE 1
Description of 2018 VMTP Shares:	3,531 AllianceBernstein National Municipal Income Fund, Inc. 2018 VMTP Shares with a Liquidation Preference of $25,000 per share.

SCHEDULE 2
1. Aberdeen Investment Management Inc.
2. American Century Investment Management, Inc.
3. BMO Harris Financial Advisors, Inc.
4. The Dreyfus Corporation
5. BlackRock Advisors, LLC
6. Capital Research and Management Company
7. Charles Schwab Investment Management, Inc.
8. Columbia Management Investment Advisors, LLC
9. Cutwater Asset Management Corp.
10. Delaware Management Business Trust
11. Deutsche Investment Management Americas Inc.
12. Eaton Vance Management
13. Federated Investment Management Company
14. Fidelity Management & Research Company
15. First Investors Management Company, Inc.
16. Franklin Advisers, Inc.
17. GE Asset Management Incorporated
18. Goldman Sachs Asset Management, L.P.
19. Invesco Advisers Inc.
20. John Hancock Advisers, LLC
21. J.P. Morgan Investment Management Inc.
22. Lord Abbett & Co. LLC
23. MacKay Shields LLC
24. Massachusetts Financial Services Company
25. Morgan Stanley Investment Management Inc.
26. McDonnell Investment Management, LLC
27. Northern Trust Investments, Inc.
28. Nuveen Fund Advisors, LLC
29. OFI Global Asset Management, Inc.
30. Payden & Rygel
31. Pacific Investment Management Company LLC
32. Principal Management Corporation
33. Prudential Investment Management, Inc.
34. Putnam Investment Management, LLC
35. Silvercrest Asset Management Group, LLC
36. Sit Investment Associates, Inc.
37. T Rowe Price Associate, Inc.
38. UBS Global Asset Management (Americas) Inc.
39. The Vanguard Group, Inc.
40. Waddell & Reed, Inc.
41. Western Asset Management Company
42. Wells Capital Management Incorporated

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE ISSUER

EXHIBIT A-1

FORM OF CORPORATE AND 1940 ACT OPINION
[ON FILE]

EXHIBIT A-2

FORM OF TAX OPINION
[ON FILE]

EXHIBIT A-3

FORM OF LOCAL COUNSEL OPINION
[ON FILE]

EXHIBIT A-4

FORM OF NEGATIVE ASSURANCE LETTER
[ON FILE]

EXHIBIT B
ELIGIBLE ASSETS

On the Effective Date and at all times thereafter:
1. All assets in the Issuer consist of "Eligible Assets", defined to consist only of the following as of the time of investment:
A. Debt obligations
i.
"Municipal securities", defined as obligations of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof. The purchase of any municipal security will be based upon the Investment Adviser's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Adviser will monitor the creditworthiness of the Issuer's portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.  Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.

ii.	Debt obligations of the United States.
iii.
Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

iv.	Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.
v.	Debt obligations of the Federal Home Loan Banks.
vi.	Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.
vii.	Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.
viii.
Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

ix.	Debt obligations of issuers other than those specified in (i) through (viii) above that are "investment grade" and that are "marketable." For these purposes, an obligation is:
 (aa) "marketable" if:
●	it is registered under the Securities Act;
●	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or
●	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and
(bb) "investment grade" if:
●
the obligor had adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected.

x.
Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

xi.	The bonds, notes and other debt securities referenced in (A) above shall be defined as Eligible Assets. An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:
●	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or
●	it is for long-term or short-term financing purposes.
B. Derivatives
i.	Interest rate derivatives;
ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or
iii.	Credit default swaps.
C. Other Assets
i.
Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of Eligible Assets based on the Investment Adviser's assessment of the assets of each such investment company taking into account the investment company's most recent publicly available schedule of investments and publicly disclosed investment policies.

ii.	Cash.
iii.	Repurchase agreements on assets described in A above.
iv.
Taxable fixed-income securities, for the purpose of acquiring control of an issuer whose municipal bonds (a) the Issuer already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Issuer to better maximize its existing investment in such issuer, provided that the Issuer may invest no more than 0.5% of its total assets in such securities.

D. Other assets, upon written agreement of all Holders of the 2018 VMTP Shares ("Holders") that such assets are eligible for purchase by the Holder.
2. The Investment Adviser has instituted policies and procedures that it believes are sufficient to ensure that the Issuer and it comply with the representations, warranties and covenants contained in this Exhibit to the Agreement.
3. The Issuer will, upon request, provide each Holder and their internal and external auditors and inspectors as such Holder may from time to time designate, with all reasonable assistance and access to information and records of the Issuer relevant to the Issuer's compliance with and performance of the representations, warranties and covenants contained in this Exhibit to the Agreement, but only for the purposes of internal and external audit.

EXHIBIT C

TRANSFEREE CERTIFICATE
AllianceBernstein National Municipal Income Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105
Attention:  Stephen Laffey
Ladies and Gentlemen:
Reference is hereby made to the Purchase Agreement (the "Purchase Agreement"), dated as of December 19, 2018, between AllianceBernstein National Municipal Income Fund, Inc., a closed-end fund organized as a Maryland corporation (the "Fund"), Banc of America Preferred Funding Corporation ("BAPFC") , a Delaware corporation, including its successors by merger or operation of law, and Blue Ridge Investments, L.L.C. ("Blue Ridge"), a Delaware limited liability company, including its successors by merger or operation of law. [BAPFC]/[Blue Ridge] is referred to as the "Transferor" in this certificate.  Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

In connection with the proposed sale by the Transferor of _______________ 2018 VMTP Shares (the "Transferred Shares") to the undersigned transferee (the "Transferee"), the undersigned agrees and acknowledges, on its own behalf, and makes the representations and warranties, on its own behalf, as set forth in this certificate (this "Transferee Certificate") to the Fund and the Transferor:

1. The Transferee certifies to one of the following (check a box):

❑  it is a "qualified institutional buyer" (a "QIB") (as defined in Rule 144A under the Securities Act or any successor provision) ("Rule 144A") that is (a) a registered closed-end management investment company, the shares of which are traded on a national securities exchange, or registered open-end management investment company, in either case, that (X) is either sponsored or managed by an entity listed on Schedule 2 to the Purchase Agreement or any other entity that is controlled by, controlling or under common control with an entity listed on Schedule 2 to the Purchase Agreement and (Y) invests primarily in municipal obligations (each, a "Registered Investment Company"); (b) bank or entity that is a 100% direct or indirect subsidiary of a bank's publicly traded parent holding company (collectively, "Banks"); or (c) an insurance company, in each case, pursuant to Rule 144A or another available exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act;
❑  it is a tender option bond trust (or other similar investment vehicles) in which all investors are QIBs that are Registered Investment Companies, Banks or insurance companies (or, in the case of a tender option bond trust (or other similar investment vehicles) in which the Holder or an affiliate of the Holder retains a residual interest); or
❑  is a person which the Fund has consented in writing to permit to be the holder of the Transferred Shares.

2. The Transferee certifies that it (check a box):

❑  is not an AllianceBernstein Person that after such sale and transfer, would own more than 20% of the Outstanding 2018 VMTP Shares; or

❑  is an AllianceBernstein Person that after such sale and transfer, would own more than 20% of the Outstanding 2018 VMTP Shares and it has received the prior written consent of each of the Fund and the holder(s) of more than 50% of the outstanding 2018 VMTP Shares to invest in those shares.

3. The Transferee understands and acknowledges that the Transferred Shares are "restricted securities" and have not been registered under the Securities Act or any other applicable securities law, are being offered for sale pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering with the meaning of Section 4(a)(2) of the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in this Transferee Certificate.
4. The Transferee is purchasing the Transferred Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property be at all times within its or their control and subject to its or their ability to resell such securities pursuant to Rule 144A or any exemption from registration available under the Securities Act.
5. The Transferee agrees on its own behalf and on behalf of each subsequent holder or owner of the Transferred Shares by its acceptance thereof will agree to sell, transfer or otherwise dispose of the Transferred Shares only in whole shares and only to (1)(i) to Persons that it reasonably believes are QIBs that are (a) registered closed-end management investment companies, the shares of which are traded on a national securities exchange, and registered open-end management investment companies, in each case, that (X) are either sponsored or managed by an entity listed on Schedule 2 to the Purchase Agreement or any other entity that is controlled by, controlling or under common control with an entity listed on Schedule 2 to the Purchase Agreement and (Y) invest primarily in municipal obligations (each, a "Registered Investment Company"); (b) banks or entities that are 100% direct or indirect subsidiaries of banks' publicly traded parent holding companies (collectively, "Banks"); or (c) insurance companies, in each case, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) to tender option bond trusts (or other similar investment vehicles) in which all investors are Persons that the Transferor reasonably believes are QIBs that are Registered Investment Companies, Banks or insurance companies (or, in the case of a tender option bond trust (or other similar investment vehicles) in which the Holder or an affiliate of the Holder retains a residual interest), or (iii) to other investors with the prior written consent of the Issuer and (2) unless the prior written consent of each of the Issuer and the Majority Participants has been obtained, not to AllianceBernstein Persons if such AllianceBernstein Persons would, after such sale and transfer, own more than 20% of the Outstanding 2018 VMTP Shares.

6. The Transferee acknowledges that the 2018 VMTP Shares were issued in book-entry form and are represented by one global certificate and that the global certificate representing the 2018 VMTP Shares (unless sold to the public in an underwritten offering of the 2018 VMTP Shares pursuant to a registration statement filed under the Securities Act) contains a legend substantially to the following effect:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO SELL, TRANSFER OR OTHERWISE DISPOSE OF SUCH SECURITY ONLY IN WHOLE SHARES AND ONLY (1)(I) TO PERSONS THAT IT REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS ("QIBS") THAT ARE (A) REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANIES, THE SHARES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, AND REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANIES, IN EACH CASE, THAT (X) ARE EITHER SPONSORED OR MANAGED BY AN ENTITY LISTED ON SCHEDULE 2 TO THE PURCHASE AGREEMENT OR ANY OTHER ENTITY THAT IS CONTROLLED BY, CONTROLLING OR UNDER COMMON CONTROL WITH AN ENTITY LISTED ON SCHEDULE 2 TO THE PURCHASE AGREEMENT AND (Y) INVEST PRIMARILY IN MUNICIPAL OBLIGATIONS (EACH, A "REGISTERED INVESTMENT COMPANY"); (B) BANKS OR ENTITIES THAT ARE 100% DIRECT OR INDIRECT SUBSIDIARIES OF BANKS' PUBLICLY TRADED PARENT HOLDING COMPANIES (COLLECTIVELY, "BANKS"); OR (C) INSURANCE COMPANIES, IN EACH CASE, PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT, (II) TO TENDER OPTION BOND TRUSTS (OR OTHER SIMILAR INVESTMENT VEHICLES) IN WHICH ALL INVESTORS ARE PERSONS THAT THE HOLDER REASONABLY BELIEVES ARE QIBS THAT ARE REGISTERED INVESTMENT COMPANIES, BANKS OR INSURANCE COMPANIES (OR, IN THE CASE OF A TENDER OPTION BOND TRUST (OR OTHER SIMILAR INVESTMENT VEHICLES) IN WHICH THE HOLDER OR AN AFFILIATE OF THE HOLDER RETAINS A RESIDUAL INTEREST), OR (III) TO OTHER INVESTORS WITH THE PRIOR WRITTEN CONSENT OF THE FUND AND (2) UNLESS THE PRIOR WRITTEN CONSENT OF EACH OF THE FUND AND THE MAJORITY PARTICIPANTS HAS BEEN OBTAINED, NOT TO ALLIANCEBERNSTEIN PERSONS IF SUCH ALLIANCEBERNSTEIN PERSONS WOULD, AFTER SUCH SALE AND TRANSFER, OWN MORE THAN 20% OF THE OUTSTANDING 2018 VMTP SHARES.
ANY TRANSFER IN VIOLATION OF THE FOREGOING TRANSFER RESTRICTIONS WILL BE VOID AB INITIO AND ANY TRANSFEREE OF 2018 VMTP SHARES TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE DEEMED TO AGREE TO HOLD ALL PAYMENTS IT RECEIVED ON ANY IMPROPERLY TRANSFERRED 2018 VMTP SHARES IN TRUST FOR THE BENEFIT OF THE TRANSFEROR OF SUCH 2018 VMTP SHARES.
7. The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Transferred Shares, and has so evaluated the merits and risks of such investment.  The Transferee is able to bear the economic risk of an investment in the Transferred Shares and, at the present time, is able to afford a complete loss of such investment.

8. The Transferee is not purchasing the Transferred Shares as a result of any advertisement, article, notice or other communication regarding the Transferred Shares published in, nor was it offered the Transferred Shares by, any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

9. Other than consummating the purchase of the Transferred Shares, the Transferee has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Transferee, executed any other purchases of securities of the Fund which may be integrated with the proposed purchase of the Transferred Shares by the Transferee.

10. The Transferee acknowledges that it has received a copy of the Purchase Agreement and Appendices thereto and agrees to abide by any obligations therein binding on a transferee of the 2018 VMTP Shares and the confidentiality obligations therein with respect to information relating to the Fund as if it were the Transferor.

11. The Transferee acknowledges that it has received a copy of the Registration Rights Agreement and agrees to abide by any obligations therein binding on a transferee of the 2018 VMTP Shares.

12. The Transferee acknowledges that it has been given the opportunity to obtain from the Fund the information referred to in Rule 144A(d)(4) under the Securities Act, and has either declined such opportunity or has received such information and has had access to and has reviewed all information, documents and records that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Transferred Shares and that the Transferee understands the risk and other considerations relating to such investment.
13. The Transferee acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision relating to the Transferred Shares.  The Transferee understands that any materials presented to the Transferee in connection with the purchase and sale of the Transferred Shares does not constitute legal, tax or investment advice from the Fund.  The Transferee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Transferred Shares.

14. The Transferee acknowledges that each of the Transferor and the Fund and their respective affiliates and others will rely on the acknowledgments, representations and warranties contained in this Transferee's Certificate as a basis for exemption of the sale of the Transferred Shares under the Securities Act, under the securities laws of all applicable states, and for other purposes. The Transferee agrees to promptly notify the Fund and the Transferor if any of the acknowledgments, representations or warranties set forth herein are no longer accurate.

15. This Transferee's Certificate shall be governed by and construed in accordance with the laws of the State of New York.

16. The Transferee agrees to provide, together with this completed and signed Transferee's Certificate, a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable.
[Signature Page Follows.]

The undersigned has provided a completed and signed IRS Form W-9, Form W-8 or successor form, as applicable, and has caused this Transferee's Certificate to be executed by its duly authorized representative as of the date set forth below.
Date: ______________________
Name of Transferee (use exact name in which Transferred Shares are to be registered):
__________________________________________
__________________________________________
Authorized Signature
__________________________________________
Print Name and Title
Address of Transferee for Registration of Transferred Shares:
__________________________________________
__________________________________________
__________________________________________

Transferee's taxpayer identification number:
__________________________________________

EXHIBIT D

INFORMATION TO BE PROVIDED BY THE ISSUER
Reporting as of:____________
TOB Floaters: $____________
CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]

EXHIBIT E

ADDITIONAL REPRESENTATIONS AND WARRANTIES
(Given only as of the Effective Date)
1. Assuming compliance by each Purchaser of its representations, warranties, covenants and agreements in this Agreement, no registration of the 2018 VMTP Shares under the Securities Act is required.
2. As of the Effective Date, the 2018 VMTP Shares will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the 2018 VMTP Shares are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
3. The Issuer will take all reasonable measures to ensure that any Bloomberg screen containing information about the 2018 VMTP Shares includes the following (or similar) language:
• the "Note Box" on the bottom of the "Security Display" page describing the 2018 VMTP Shares will state: "Iss'd Under 144A."
• the "Security Display" page will have flashing a red indicator "See Other Available Information."
• the indicator will link to the "Additional Security Information" page, which will state that the securities "are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act)."
4. The Issuer will instruct The Depository Trust Company ("DTC") to take these or similar steps with respect to the 2018 VMTP Shares:
• the DTC 20-character security descriptor and 48-character additional descriptor will indicate that sales are limited to QIBs.
5. The Issuer has confirmed that CUSIP has established a "fixed field" attached to the CUSIP number for the 2018 VMTP Shares containing the "144A" indicator.
6. The Issuer has made in the past five (5) years all the filings with the Securities and Exchange Commission that it is required to make under the 1940 Act and the rules and regulations thereunder (the "1940 Act Rules and Regulations") (each such filing, a "1940 Act Document") and each 1940 Act Document complied at the time of filing in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations.
7. Other than the pursuant to the Registration Rights Agreement, no holders of the 2018 VMTP Shares have rights to the registration of such 2018 VMTP Shares.
8. The Issuer is not in violation or default of any provision of its Charter or the Articles Supplementary, or in material violation of (i) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any material statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except to the extent that the same could not be reasonably expected to give rise to a Material Adverse Effect.
9. The Issuer has not distributed and, prior to the Effective Date, will not distribute any written material in connection with the offer of the 2018 VMTP Shares other than the Information Statement (including any amendments or supplements thereto) and copies of the Articles Supplementary, the Purchase Agreement and the Registration Rights Agreement.
10. The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale of the 2018 VMTP Shares, and the Issuer is not aware of any such action taken or to be taken by any affiliates of the Issuer.
11. Each of the Advisory Agreement, dated January 28, 2002, between the Issuer and the Investment Adviser, the Custody Agreement, dated as of January 31, 2002, among various registered investment companies advised by the Investment Adviser and State Street Bank and Trust Company; and the Amendment dated December 19, 2018 to the Transfer Agency and Service Agreement dated November 1, 2005, between the Issuer and Computershare, Inc. complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations and the Advisory Agreement has been approved in accordance with Sections 15(a) and (c) of the 1940 Act.
12. Other than those taxes and fees that customary in connection with the sale of securities, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer of the 2018 VMTP Shares.
13. The Issuer has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Issuer, including policies and procedures that provide oversight of compliance by each investment adviser and transfer agent of the Issuer.
14. Assuming compliance by each Purchaser of its representations, warranties, covenants and agreements in this Agreement, the offer and sale of the 2018 VMTP Shares has been conducted in a manner by the Issuer and its agents so as not to violate any applicable federal securities laws, including the 1940 Act and the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations, or any applicable state laws.